Exhibit 99.1

New York | +1 212 606 7176 | Lauren Gioia | Lauren.Gioia@Sothebys.com | Darrell Rocha | Darrell.Rocha@Sothebys.com
London | +44 (0) 207 293 6000 | Mitzi Mina | Mitzi.Mina@Sothebys.com
Hong Kong | +852 2822 8140/5509 | Winnie Tang | Winnie.Tang@sothebys.com
Investor Relations | +1 212 606 7176 | Jennifer Park | Jennifer.Park@Sothebys.com

SOTHEBY'S ANNOUNCES CLOSING OF ACQUISITION BY PATRICK DRAHI

NEW YORK, October 3, 2019 - Sotheby’s announced today that ownership of the Company has officially transferred to Patrick Drahi.  The acquisition, which was announced in June of this year, returns the 275-year-old firm to private ownership after 31 years on the New York Stock Exchange.

About Sotheby’s
Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in 10 different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as the collection, artist, estate & foundation advisory services of its subsidiary, Art Agency, Partners. Sotheby’s presents private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby's Global Fine Art Division, and three retail businesses: Sotheby’s Wine, Sotheby’s Diamonds, and Sotheby’s Home, the online marketplace for interior design. Sotheby’s has a global network of 80 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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